Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 27, 2008

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income of $23.9 million, or diluted earnings per share of $1.47, year-to-date through September 30, 2008 compared to $38.3 million, or diluted earnings per share of $2.24 year-to-date through September 30, 2007.  The Company reported a net loss of $2.6 million for the third quarter of 2008, primarily as a result of the federal government’s actions to place Freddie Mac and Fannie Mae into conservatorship in September 2008.  As a result of this action, the Company recorded a $21.1 million ($12.7 million after tax or $0.78 per diluted share) impairment loss for the third quarter of 2008 on its investment of $22.7 million in Freddie Mac and Fannie Mae preferred stock.

Charles Hageboeck, Chief Executive Officer and President, stated, “During the third quarter of 2008, the U.S. financial service sector has experienced serious challenges as a result of continuing turmoil associated with overbuilding, foreclosures, and price deterioration in the residential construction industry.   Following the acquisition of Bear Stearns by J.P. Morgan Chase in March 2008, every major investment bank in the U.S. has been impacted:  Lehman Brothers failed, Merrill Lynch agreed to be acquired by Bank of America, and Goldman Sachs and Morgan Stanley accepted capital infusions from private investors and converted from ‘Investment Banks’ to ’Bank Holding Companies.’  In July, IndyMac was seized by federal bank regulators and became our nation’s 3rd largest bank failure ever.  On September 25, 2008, Washington Mutual became our nation’s largest bank failure ever and its principal banking subsidiary was sold to JP Morgan Chase.  Within days, another of our nation’s largest banks, Wachovia, was acquired by Wells Fargo.  Against this back-drop, City National Bank (’City’) was not immune to the negative effects of the general deterioration of the United States economy, and the results on our Company are evident in our third quarter results.

“Nevertheless, City’s core businesses remain very strong. City is extremely well capitalized, with tangible capital of 9.4% and total risk-based capital of 14.1%. City’s balance sheet is liquid, with a loan to deposit ratio of 89.2%. City has experienced strong loan growth ($118 million in the last 12 months) of 7.1%. City has also experienced growth in average transaction deposits and savings deposits in the third quarter of 2008 as compared to the year-ago period.  As a result of City’s balance sheet growth and because City was positioned to benefit from a declining interest rate environment, City’s net interest income increased $2.1 million, or 8.5%, in the third quarter of 2008 as compared to the third quarter of 2007.  And, City’s net interest margin rose from 4.32% in the third quarter of 2007 to 4.78% in the third quarter of 2008.  Service fees, our largest source of non-interest income, increased $0.8 million, or 7.2%, from the third quarter of 2007.  Expenses remain controlled with an efficiency ratio of 46.5%.  Non-performing assets declined to 1.00% of total loans and Other Real Estate Owned at September 30, 2008 as compared to 1.23% at September 30, 2007. Overall, I can say that I am pleased with the performance of our business during the third quarter of 2008 with one exception – our ownership of preferred stock in the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC).

“According to the American Banker’s Association, approximately 27% of all community banks in the United States owned preferred stock in FNMA and FHLMC.  FNMA and FHLMC were considered ’quasi-governmental agencies.’  The Federal Government was widely believed to be willing to ‘stand behind’ the debt or these two Congressionally chartered companies.  They were regulated by the government through the Office of Federal Housing Enterprise Oversight created by the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, and the United States Congress was actively involved in overseeing these institutions - encouraging them to increase and extend credit to homeowners to increase total home ownership in the United States.   City’s primary regulator, the Office of the Comptroller of the Currency (the ‘OCC’) allowed national banks such as City to own only two preferred stocks – FNMA and FHLMC – ostensibly due to their ’special nature’ as quasi-governmental agencies. These preferred shares were rated by the rating agencies – Moody’s and S&P – as ‘investment grade’ at the time they were purchased and in fact right up until the federal government placed both institutions in a ‘Conservatorship’ on September 6, 2008.  It now appears that FNMA and FHLMC were encouraged to take on too much risk in their mortgage lending, were inadequately regulated, received inadequate oversight from the Congress, and carried ratings from the rating agencies that did not represent their true financial position.  The impact of the decision to place these institutions into a ‘Conservatorship’ had an extremely negative impact upon the value of City’s preferred shares in these two institutions. Due to the actions (and the inaction) by the federal government, City recorded an ‘Other Than Temporary Impairment’ charge of $21.1 million ($12.7 million after tax or $0.78 per diluted share) during the third quarter in regard to our investments in these preferred shares.

“Additionally, City took a charge of $5.4 million with respect to other investments in pooled trust preferred securities and recorded a provision for loan losses of $2.35 million reflecting several commercial loan customers whose credit worthiness has deteriorated in the third quarter of 2008.

“Although difficulties in the United States’ financial system have caused the Company to incur significant ‘Other Than Temporary Impairment’ charges and higher provision for loan losses for the third quarter, the Company remains very profitable with year-to-date return on assets ratio of 1.27%, and as previously described, our core business remains very strong.  As a result, we will continue to focus on achieving reasonable growth given the markets in which we operate.  For example, we were pleased to announce the opening of a new branch in Hurricane, West Virginia in September 2008.  Although the financial services industry and the United States economy are experiencing severe stress and unprecedented challenges, we believe that we are uniquely positioned in a regional economy that remains strong, and look forward to continuing our solid performance for our shareholders in the fourth quarter of 2008.”

Net Interest Income

The Company’s tax equivalent net interest income increased $2.0 million, or 8.3%, from $24.5 million during the third quarter of 2007 to $26.5 million during the third quarter of 2008.  This increase is primarily attributable to interest expense on deposits and other interest bearing liabilities decreasing more quickly than interest income from loans and investments as a result of rate declines in the Federal Funds rate during 2008.  As a result of the Company’s positioning of its balance sheet, interest sensitive liabilities have repriced to lower levels at a faster rate than interest sensitive assets.  Additionally, the Company’s interest rate floors with a total notional value of $500 million during the quarter diminished the impact of falling rates on the Company’s interest income from variable rate loans.  Partially offsetting these increases from falling market rates was a decrease of $0.6 million in interest income from Previously Securitized Loans from the third quarter of 2007, as the balances of these loans have decreased 48.2%.  The decrease in average balances was partially mitigated by an increase in the yield on these loans to 110.3% for the third quarter of 2008 from 82.9% for the third quarter of 2007 and 69.1% for the year ended December 31, 2007.  The yield on the previously securitized loans has increased due to improved cash flows, as net default rates have been less than previously estimated.  The default rates have decreased as a result of the Company’s assumption of the servicing of all of the pool balances during the third quarter of 2005.  Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries, but does not believe that continued net recoveries can be sustained indefinitely.  During the quarter, the Company sold an interest rate floor with a notional value of $100 million that matured in June 2011 in order to mitigate its risk associated with the counterparty of this interest rate floor.  The gain from this sale will be recognized over the period of the interest rate floor’s original maturity.

The Company’s net interest margin was 4.78% in the third quarter of 2008 as compared to 4.32% in the third quarter of 2007.

Credit Quality

At September 30, 2008, the Allowance for Loan Losses (“ALLL”) was $18.9 million or 1.06% of total loans outstanding and 135% of non-performing loans, compared to $17.6 million or 1.00% of loans outstanding and 103% of non-performing loans at December 31, 2007, and $17.0 million or 0.99% of loans outstanding and 86% of non-performing loans at September 30, 2007.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $2.35 million in the third quarter of 2008 compared to $1.2 million for the comparable period in 2007 and $0.85 million in the first quarter of 2008.  The provision for loan losses recorded during the third quarter of 2008 reflects the difficulties of certain commercial borrowers of the Company during the quarter, the downgrade of their related credits, and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with growth and changes in the composition and quality of the Company’s loan portfolio.  The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

The Company’s ratio of non-performing assets to total loans and other real estate owned improved from 1.20% at June 30, 2008 to 1.00% at September 30, 2008.  This decrease was due to the sale of an upscale residence in Southern West Virginia during the quarter that had previously been reported as other real estate owned.  Based on our analysis, the Company believes that the allowance allocated to the substandard and nonperforming loans, after considering the value of the collateral securing such loans, is adequate to cover losses that may result from these loans at September 30, 2008.  The Company’s ratio of non-performing assets to total loans and other real estate owned is 91 basis points lower than that of our peer group (bank holding companies with total assets between $1 and $5 billion), which reported average non-performing assets as a percentage of loans and other real estate owned of 1.91% for the most recently reported quarter ended June 30, 2008.

The Company had net charge-offs of $1.4 million for the third quarter of 2008. Net charge-offs on commercial and residential loans were $0.6 and $0.5 million, respectively, while installment loans experienced no net charge-offs for the third quarter.  Charge-offs for commercial and residential loans were primarily related to two specific credits that had been appropriately considered in establishing the allowance for loan losses in prior periods.  In addition, net charge-offs for depository accounts were $0.4 million for the third quarter of 2008. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges.

Non-interest Income

Exclusive of investment losses, non-interest income increased $0.9 million, or 6.5%, to $14.7 million in the third quarter of 2008 as compared to $13.8 million in the third quarter of 2007.  The largest source of non-interest income is service charges from depository accounts, which increased $0.8 million, or 7.2%, from $11.2 million during the third quarter of 2007 to $12.0 million during the third quarter of 2008.  Bank owned life insurance revenues increased $0.2 million from the quarter ended September 30, 2007, as a result of the Company modifying this portfolio during 2008.

Non-interest Expenses

Non-interest expenses increased $1.2 million from $18.0 million in the third quarter of 2007 to $19.2 million in the third quarter of 2008.  Repossessed asset losses increased $0.4 million from the third quarter of 2007 primarily as a result of the sale of an upper-scale residential property in Southern West Virginia.  Salaries and employee benefits increased $0.2 million, or 2.5%, from the third quarter of 2007 due in part to additional staffing for new retail locations.  In addition, other expenses increased $0.2 million from the third quarter of 2007 due to increased derivative amortization and check card expenses (higher volume) and occupancy equipment expenses increased $0.2 million due to higher maintenance costs associated with the Company’s new core system that is used to process and accumulate data for customers and financial reporting.

Balance Sheet Trends

As compared to December 31, 2007, loans have increased $10.7 million (0.6%) at September 30, 2008, due to increases in home equity loans of $36.1 million (10.6%), commercial loans of $21.6 million (3.1%), and residential real estate loans of $18.9 million (3.1%).  These increases were partially offset by decreases in loans to depository institutions of $60.0 million (100.0%), installment loans of $3.5 million (7.3%), and previously securitized loans of $2.4 million (34.4%).

Investment securities balances declined from $439.8 million at June 30, 2008 to $379.0 million at September 30, 2008.  This decrease was primarily attributable to other than temporary impairment charges of $27.5 million and declines in the fair market value of available for sale securities deemed to be temporary of $22.8 million.  The charges deemed to be other than temporary were related to agency preferreds ($21.1 million compared to a book value of $22.7 million), pooled bank trust preferreds ($4.3 million compared to a book value of $22.3 million), income notes ($1.1 million compared to a book value of $2.0 million), and corporate debt securities ($1.0 million compared to a book value of $24.6 million).  The impairment charges for the agency preferred securities were due to the actions of the federal government to place Freddie Mac and Fannie Mae into conservatorship and the suspension of dividends on such preferred securities.  The impairment charges related to the pooled bank trust preferred securities and income notes were based on the Company’s quarterly review of its investment securities for indications of losses considered to be other than temporary.  Based on management’s assessment of the securities the Company owns, the seniority position of the securities within the pools, the level of defaults and deferred payments within the pools, and a review of the financial strength of the banks within the respective pools, management concluded that an impairment charge of $4.3 million and $1.1 million on the pooled bank trust preferred securities and the income notes, respectively, was necessary at September 30, 2008.  The $1.0 million impairment charge for corporate debt securities was due to Lehman Brothers Holdings bankruptcy filing.  The Company had acquired this security as the result of an acquisition of a bank in 2005.

Total average depository balances increased $17.1 million, or 0.9%, from the quarter ended December 31, 2007 to the quarter ended September 30, 2008.  This increase was primarily in non-interest bearing demand deposits, savings deposits, and interest bearing demand deposits, which have increased $25.8 million, $15.6 million, and $9.4 million, respectively.  These increases have been partially offset by decreases in average balances of time deposits of $33.7 million.

Income Tax Expense

The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2008, excluding impairment losses and the realization of previously unrecognized tax positions.  Excluding the impact of other than temporary impairment losses and the realization of previously unrecognized tax positions during the third quarter, the Company’s effective income tax rate for the third quarter of 2008 was 33.9% compared to 33.8% for the year ended December 31 2007, and 33.4% for the quarter ended September 30, 2007.  During the quarter ended September 30, 2008, the Company realized $1.1 million of previously unrecognized tax positions compared to $0.2 million during the quarter ended September 30, 2007.

Previously Securitized Loans

At September 30, 2008, the Company reported “Previously Securitized Loans” of $4.5 million compared to $6.9 million at December 31, 2007 and $8.3 million at September 30, 2007, respectively, representing a decrease of 34.4% and 45.7%, respectively.  The yield on the previously securitized loans was 110.2% for the quarter ended September 30, 2008, compared to 93.2% for the quarter ended December 31, 2007, and 82.9% for the quarter ended September 30, 2007.  The yield on the previously securitized loans has increased due to improved cash flows as net default rates have been less than previously estimated.  The default rates have decreased as a result of the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005.  Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries but does not believe that continued net recoveries can be sustained indefinitely.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 89.2% and the loan to asset ratio was 72.1% at September 30, 2008.  The Company maintained investment securities totaling 15.4% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 43.8% of assets at September 30, 2008.  Time deposits fund 37.0% of assets at September 30, 2008, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. With respect to regulatory capital, at September 30, 2008, the Company’s Leverage Ratio is 9.97%, the Tier I Capital ratio is 13.11%, and the Total Risk-Based Capital ratio is 14.13%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.  The Company’s tangible equity ratio was 9.4% at September 30, 2008 compared with a tangible equity ratio of 9.7% at December 31, 2007.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 69 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may not continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (12) the Company may experience difficulties growing loan and deposit balances; (13) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; and (14) the United States government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be effective and/or it may not be available to us.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2008	2007	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$26,484	$24,448	8.33%
Net (Loss) Income	(2,557)	12,714	(120.11)%
(Loss) Earnings per Basic Share	(0.16)	0.76	(121.05)%
(Loss) Earnings per Diluted Share	(0.16)	0.76	(121.05)%

Key Ratios (percent):
Return on Average Assets	(0.41)%	2.03%	(120.18)%
Return on Average Tangible Equity	(4.04)%	21.42%	(118.87)%
Net Interest Margin	4.78%	4.32%	10.66%
Efficiency Ratio	46.53%	46.94%	(0.86)%
Average Shareholders' Equity to Average Assets	12.45%	11.82%	5.36%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.11%	14.84%	(11.66)%
Total	14.13%	15.83%	(10.74)%

Tangible Equity to Tangible Assets	9.44%	9.59%	(1.57)%

Common Stock Data:
Cash Dividends Declared per Share	$0.34	$0.31	9.68%
Book Value per Share	17.61	17.68	(0.40)%
Tangible Book Value per Share	14.05	14.14	(0.67)%
Market Value per Share:
High	47.28	39.59	19.42%
Low	35.74	31.16	14.70%
End of Period	42.25	36.41	16.04%

	Nine Months Ended September 30		Percent
	2008	2007	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$76,295	$73,683	3.54%
Net Income	23,860	38,267	(37.65)%
Earnings per Basic Share	1.48	2.24	(33.93)%
Earnings per Diluted Share	1.47	2.24	(34.38)%

Key Ratios (percent):
Return on Average Assets	1.27%	2.03%	(37.15)%
Return on Average Tangible Equity	12.73%	20.80%	(38.81)%
Net Interest Margin	4.61%	4.35%	6.06%
Efficiency Ratio	47.08%	45.83%	2.72%
Average Shareholders' Equity to Average Assets	12.31%	12.06%	2.07%

Common Stock Data:
Cash Dividends Declared per Share	$1.02	$0.93	9.68%
Market Value per Share:
High	47.28	41.54	13.82%
Low	32.51	31.16	4.33%

Price/Earnings Ratio (b)	21.41	12.19	75.63%

(a) September 30, 2008 risk-based capital ratios are estimated
(b) September 30, 2008 price/earnings ratio computed based on annualized year to date 2008 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High

2004	$12.09	$11.89	$12.70	$13.03	$27.30	$37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17	16.99	17.46	34.53	41.87
2007	17.62	17.40	17.68	18.14	31.16	41.54
2008	18.92	18.72	17.61		35.74	47.28

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2004	$0.66	$0.80	$0.66	$0.67	$2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78	0.78	0.74	3.00
2007	0.76	0.72	0.76	0.78	3.02
2008	0.81	0.83	(0.16)		1.48

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2004	$0.65	$0.79	$0.65	$0.66	$2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77	0.77	0.74	2.99
2007	0.76	0.72	0.76	0.78	3.01
2008	0.80	0.83	(0.16)		1.47

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2008	2007

Interest Income
Interest and fees on loans	$30,254	$32,721
Interest on investment securities:
Taxable	5,850	6,024
Tax-exempt	371	415
Interest on deposits in depository institutions	47	171
Interest on federal funds sold	-	266
Total Interest Income	36,522	39,597

Interest Expense
Interest on deposits	9,446	13,190
Interest on short-term borrowings	478	1,758
Interest on long-term debt	317	426
Total Interest Expense	10,241	15,374
Net Interest Income	26,281	24,223
Provision for loan losses	2,350	1,200
Net Interest Income After Provision for Loan Losses	23,931	23,023

Non-Interest Income
Investment securities (losses)	(27,467)	(1)
Service charges	11,993	11,192
Insurance commissions	1,025	1,127
Trust and investment management fee income	640	523
Bank owned life insurance	767	596
Other income	284	377
Total Non-Interest Income	(12,758)	13,814

Non-Interest Expense
Salaries and employee benefits	9,538	9,307
Occupancy and equipment	1,800	1,600
Depreciation	1,110	1,160
Professional fees	435	416
Postage, delivery, and statement mailings	636	641
Advertising	821	801
Telecommunications	496	438
Bankcard expenses	717	623
Insurance and regulatory	354	364
Office supplies	527	472
Repossessed asset losses (gains), net of expenses	314	(47)
Other expenses	2,498	2,256
Total Non-Interest Expense	19,246	18,031
(Loss) Income Before Income Taxes	(8,073)	18,806
Income tax (benefit) expense	(5,516)	6,092
Net (Loss) Income	$(2,557)	$12,714

Basic (loss) earnings per share	$(0.16)	$0.76
Diluted (loss) earnings per share	$(0.16)	$0.76
Average Common Shares Outstanding:
Basic	16,142	16,714
Diluted	16,195	16,767

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30
	2008	2007

Interest Income
Interest and fees on loans	$91,662	$96,131
Interest on investment securities:
Taxable	18,034	19,709
Tax-exempt	1,151	1,270
Interest on deposits in depository institutions	163	401
Interest on federal funds sold	-	815
Total Interest Income	111,010	118,326

Interest Expense
Interest on deposits	31,980	38,978
Interest on short-term borrowings	2,286	4,965
Interest on long-term debt	1,070	1,383
Total Interest Expense	35,336	45,326
Net Interest Income	75,674	73,000
Provision for loan losses	5,083	3,700
Net Interest Income After Provision for Loan Losses	70,591	69,300

Non-Interest Income
Investment securities (losses) gains	(27,465)	45
Service charges	34,536	32,681
Insurance commissions	3,231	2,971
Trust and investment management fee income	1,721	1,529
Bank owned life insurance	2,193	1,877
Gain on sale of credit card merchant agreements	-	1,500
VISA IPO Gain	3,289	-
Other income	1,250	1,252
Total Non-Interest Income	18,755	41,855

Non-Interest Expense
Salaries and employee benefits	28,418	27,275
Occupancy and equipment	5,098	4,762
Depreciation	3,330	3,339
Professional fees	1,229	1,204
Postage, delivery, and statement mailings	1,908	1,988
Advertising	2,081	2,533
Telecommunications	1,354	1,352
Bankcard expenses	1,978	1,737
Insurance and regulatory	1,025	1,132
Office supplies	1,488	1,369
Repossessed asset losses (gains), net of expenses	437	(52)
Loss on early extinguishment of debt	1,208	-
Other expenses	8,352	6,514
Total Non-Interest Expense	57,906	53,153
Income Before Income Taxes	31,440	58,002
Income tax expense	7,580	19,735
Net Income	$23,860	$38,267

Basic earnings per share	$1.48	$2.24
Diluted earnings per share	$1.47	$2.24
Average Common Shares Outstanding:
Basic	16,130	17,057
Diluted	16,189	17,116

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2008	September 30, 2007

Balance at July 1	$302,056	$294,783

Net (loss) income	(2,557)	12,714
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(13,682)	2,201
Change in unrealized gain on interest rate floors	2,923	2,050
Cash dividends declared ($0.34/share)	(5,492)	-
Cash dividends declared ($0.31/share)	-	(5,105)
Issuance of stock award shares, net	70	54
Exercise of 48,179 stock options	1,351	-
Excess tax benefits on stock compensation	243	-
Purchase of 436,800 common shares of treasury	-	(14,977)
Balance at September 30	$284,912	$291,720

	Nine Months Ended
	September 30, 2008	September 30, 2007

Balance at January 1	$293,994	$305,307

Cumulative effect of adopting FIN 48	-	(125)
Net income	23,860	38,267
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(18,848)	83
Change in unrealized gain on interest rate floors	3,738	1,050
Cash dividends declared ($1.02/share)	(16,457)	-
Cash dividends declared ($0.93/share)	-	(15,703)
Issuance of stock award shares, net	410	372
Exercise of 66,254 stock options	1,666	-
Exercise of 7,300 stock options	-	154
Excess tax benefits on stock compensation	266	3
Purchase of 104,960 common shares of treasury	(3,717)	-
Purchase of 1,017,000 common shares of treasury	-	(37,688)
Balance at September 30	$284,912	$291,720

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	September 30 2008	June 30 2008	March 31 2008	Dec. 31 2007	Sept. 30 2007

Interest income	$36,522	$36,968	$37,520	$38,989	$39,597
Taxable equivalent adjustment	200	204	214	226	224
Interest income (FTE)	36,722	37,172	37,734	39,215	39,821
Interest expense	10,241	11,494	13,601	14,950	15,374
Net interest income	26,481	25,678	24,133	24,265	24,447
Provision for loan losses	2,350	850	1,883	1,650	1,200
Net interest income after provision for loan losses	24,131	24,828	22,250	22,615	23,247

Noninterest income	(12,758)	14,195	17,318	14,281	13,814
Noninterest expense	19,246	18,761	19,899	17,861	18,031
(Loss) Income before income taxes	(7,873)	20,262	19,669	19,035	19,030
Income tax (benefit) expense	(5,516)	6,679	6,417	6,051	6,092
Taxable equivalent adjustment	200	204	214	226	224
Net (loss) income	$(2,557)	$13,379	$13,038	$12,758	$12,714

Basic (loss) earnings per share	$(0.16)	$0.83	$0.81	$0.78	$0.76
Diluted (loss) earnings per share	(0.16)	0.83	0.80	0.78	0.76
Cash dividends declared per share	0.34	0.34	0.34	0.31	0.31

Average Common Share (000s):
Outstanding	16,142	16,103	16,147	16,359	16,714
Diluted	16,195	16,167	16,205	16,414	16,767

Net Interest Margin	4.78%	4.65%	4.40%	4.32%	4.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30 2008	June 30 2008	March 31 2008	Dec. 31 2007	Sept. 30 2007

Non-Interest Income:
Service charges	$11,993	$11,269	$11,274	$11,735	$11,192
Insurance commissions	1,025	1,168	1,038	1,119	1,127
Trust and investment management fee income	640	449	632	514	523
Bank owned life insurance	767	750	676	600	596
Other income	284	559	407	312	377
Subtotal	14,709	14,195	14,027	14,280	13,815
Investment securities (losses) gains	(27,467)	-	2	1	(1)
VISA IPO Gain	-	-	3,289	-	-
Total Non-Interest Income	$(12,758)	$14,195	$17,318	$14,281	$13,814

Non-Interest Expense:
Salaries and employee benefits	$9,538	$9,517	$9,363	$8,759	$9,307
Occupancy and equipment	1,800	1,701	1,597	1,604	1,600
Depreciation	1,110	1,087	1,133	1,133	1,160
Professional fees	435	427	367	424	416
Postage, delivery, and statement mailings	636	618	654	601	641
Advertising	821	643	617	590	801
Telecommunications	496	440	418	456	438
Bankcard expenses	717	640	621	617	623
Insurance and regulatory	354	333	338	422	364
Office supplies	527	504	457	469	472
Repossessed asset losses (gains), net of expenses	314	91	32	(105)	(47)
Loss on early extinguishment of debt	-	-	1,208	-	-
Other expenses	2,498	2,760	3,094	2,891	2,256
Total Non-Interest Expense	$19,246	$18,761	$19,899	$17,861	$18,031

Employees (Full Time Equivalent)	812	817	821	811	808
Branch Locations	69	68	69	69	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	September 30 2008	December 31 2007
	(Unaudited)
Assets
Cash and due from banks	$52,206	$64,726
Interest-bearing deposits in depository institutions	4,045	9,792
Cash and cash equivalents	56,251	74,518

Investment securities available-for-sale, at fair value	345,982	382,098
Investment securities held-to-maturity, at amortized cost	33,033	34,918
Total investment securities	379,015	417,016

Gross loans	1,777,731	1,767,021
Allowance for loan losses	(18,879)	(17,581)
Net loans	1,758,852	1,749,440

Bank owned life insurance	69,660	64,467
Premises and equipment	59,574	54,635
Accrued interest receivable	9,733	11,254
Net deferred tax assets	41,173	20,633
Intangible assets	57,600	58,238
Other assets	33,707	32,566
Total Assets	$2,465,565	$2,482,767

Liabilities
Deposits:
Noninterest-bearing	$316,205	$314,231
Interest-bearing:
Demand deposits	404,593	397,510
Savings deposits	359,644	350,607
Time deposits	912,184	927,733
Total deposits	1,992,626	1,990,081
Short-term borrowings	140,726	161,916
Long-term debt	21,075	4,973
Other liabilities	26,226	31,803
Total Liabilities	2,180,653	2,188,773

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 18,499,282 shares issued at September 30, 2008 and December 31, 2007 less 2,316,638 and 2,292,357 shares in treasury, respectively	46,249	46,249
Capital surplus	102,831	103,390
Retained earnings	231,789	224,386
Cost of common stock in treasury	(81,480)	(80,664)
Accumulated other comprehensive (loss) income:
Unrealized loss on securities available-for-sale	(20,631)	(1,783)
Unrealized gain on derivative instruments	8,128	4,390
Underfunded pension liability	(1,974)	(1,974)
Total Accumulated Other Comprehensive (Loss) Income	(14,477)	633
Total Stockholders' Equity	284,912	293,994
Total Liabilities and Stockholders' Equity	$2,465,565	$2,482,767

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30 2008	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007

Residential real estate	$620,951	$612,676	$605,579	$602,057	$600,094
Home equity	377,919	371,537	347,986	341,818	338,161
Commercial, financial, and agriculture	729,613	715,196	699,653	707,987	666,960
Loans to depository institutions	-	-	-	60,000	60,000
Installment loans to individuals	44,728	45,385	45,557	48,267	46,244
Previously securitized loans	4,520	5,253	6,025	6,892	8,317
Gross Loans	$1,777,731	$1,750,047	$1,704,800	$1,767,021	$1,719,776

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)

Year Ended:	December 31 Balance (a)	Annualized Interest Income (a)	Effective Annualized Yield (a)

2007	$6.9	$7.3	69%
2008	4.7	5.6	102%
2009	3.5	4.1	102%
2010	2.9	3.2	102%
2011	2.4	2.6	102%

a - 2007 amounts are based on actual results.  2008 amounts are based on actual results through September 30, 2008 and estimated amounts for the remainder of the year.  2009, 2010, and 2011 amounts are based on estimated amounts.

Note:
The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
	2008			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Loan portfolio:
Residential real estate	$613,771	$9,393	6.09%	$598,954	$9,272	6.14%
Home equity	373,445	6,644	7.08%	334,363	6,547	7.77%
Commercial, financial, and agriculture	708,665	11,622	6.52%	679,104	12,776	7.46%
Loans to depository institutions	-	-	-	60,000	820	5.42%
Installment loans to individuals	53,521	1,270	9.44%	47,626	1,379	11.49%
Previously securitized loans	4,781	1,325	110.25%	9,220	1,927	82.92%
Total loans	1,754,183	30,254	6.86%	1,729,267	32,721	7.51%
Securities:
Taxable	407,754	5,850	5.71%	442,696	6,024	5.40%
Tax-exempt	34,653	571	6.56%	38,810	639	6.53%
Total securities	442,407	6,421	5.77%	481,506	6,663	5.49%
Deposits in depository institutions	8,981	47	2.08%	15,184	171	4.47%
Federal funds sold	-	-	-	20,870	266	5.06%
Total interest-earning assets	2,205,571	36,722	6.62%	2,246,827	39,821	7.03%
Cash and due from banks	54,572			51,149
Bank premises and equipment	57,923			50,333
Other assets	195,217			171,478
Less: Allowance for loan losses	(18,158)			(16,563)
Total assets	$2,495,125			$2,503,224

Liabilities:
Interest-bearing demand deposits	414,022	654	0.63%	410,907	1,136	1.10%
Savings deposits	362,550	862	0.95%	347,055	1,523	1.74%
Time deposits	887,884	7,929	3.55%	923,937	10,530	4.52%
Short-term borrowings	142,290	477	1.33%	165,965	1,758	4.20%
Long-term debt	21,089	316	5.96%	21,871	426	7.73%
Total interest-bearing liabilities	1,827,835	10,238	2.23%	1,869,735	15,373	3.26%
Noninterest-bearing demand deposits	331,919			309,553
Other liabilities	24,677			28,092
Stockholders' equity	310,694			295,844

Total liabilities and stockholders' equity	$2,495,125			$2,503,224
Net interest income		$26,484			$24,448
Net yield on earning assets			4.78%			4.32%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
	2008			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Loan portfolio:
Residential real estate	$604,798	$28,187	6.23%	$596,585	$27,144	6.08%
Home equity	359,101	19,520	7.26%	328,036	19,091	7.78%
Commercial, financial, and agriculture	705,819	35,563	6.73%	672,331	38,119	7.58%
Loans to depository institutions	1,551	35	3.01%	56,410	2,271	5.38%
Installment loans to individuals	52,277	4,014	10.26%	45,596	3,967	11.63%
Previously securitized loans	5,521	4,343	105.08%	11,583	5,539	63.94%
Total loans	1,729,067	91,662	7.08%	1,710,541	96,131	7.51%
Securities:
Taxable	436,440	18,034	5.52%	482,484	19,709	5.46%
Tax-exempt	36,253	1,771	6.53%	39,789	1,954	6.57%
Total securities	472,693	19,805	5.60%	522,273	21,663	5.55%
Deposits in depository institutions	8,981	163	2.42%	12,823	401	4.18%
Federal funds sold	-	-	-	20,832	814	5.22%
Total interest-earning assets	2,210,741	111,630	6.74%	2,266,469	119,009	7.02%
Cash and due from banks	58,293			50,668
Bank premises and equipment	56,217			47,555
Other assets	191,625			170,137
Less: Allowance for loan losses	(18,240)			(16,114)
Total assets	$2,498,636			$2,518,715

Liabilities:
Interest-bearing demand deposits	412,417	1,979	0.64%	423,222	3,777	1.19%
Savings deposits	361,465	2,796	1.03%	340,490	4,259	1.67%
Time deposits	910,187	27,204	3.99%	922,958	30,942	4.48%
Short-term borrowings	136,644	2,286	2.23%	158,250	4,965	4.19%
Long-term debt	21,663	1,070	6.60%	25,368	1,383	7.29%
Total interest-bearing liabilities	1,842,376	35,335	2.56%	1,870,288	45,326	3.24%
Noninterest-bearing demand deposits	322,344			314,744
Other liabilities	26,213			29,803
Stockholders' equity	307,703			303,880
Total liabilities and stockholders' equity	$2,498,636			$2,518,715
Net interest income		$76,295			$73,683
Net yield on earning assets			4.61%			4.35%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	September 30 2008 (a)	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007

Tier I Capital:
Stockholders' equity	$284,912	$302,056	$304,841	$293,994	$291,720
Goodwill and other intangibles	(57,600)	(57,893)	(58,065)	(58,238)	(58,328)
Accumulated other comprehensive loss (income)	14,477	3,718	(7,280)	(633)	4,396
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized Loss on AFS securities	(761)	(712)	(275)	(247)	(94)
Excess deferred tax assets	(15,470)	-	-	-	-
Total tier I capital	$241,558	$263,169	$255,221	$250,876	$253,694

Total Risk-Based Capital:
Tier I capital	$241,558	$263,169	$255,221	$250,876	$253,694
Qualifying allowance for loan losses	18,879	17,959	18,567	17,581	16,980
Total risk-based capital	$260,437	$281,128	$273,788	$268,457	$270,674

Net risk-weighted assets	$1,842,684	$1,855,401	$1,828,559	$1,776,158	$1,709,486

Ratios:
Average stockholders' equity to average assets	12.45%	12.46%	12.03%	11.84%	11.82%
Tangible capital ratio	9.44%	10.02%	10.00%	9.72%	9.59%
Risk-based capital ratios:
Tier I capital	13.11%	14.18%	13.96%	14.12%	14.84%
Total risk-based capital	14.13%	15.15%	14.97%	15.11%	15.83%
Leverage capital	9.97%	10.75%	10.47%	10.31%	10.38%

(a) September 30, 2008 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	September 30 2008	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007

Intangibles, net	$57,600	$57,893	$58,065	$58,238	$58,328
Intangibles amortization expense	173	172	173	177	176

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30 2008	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007

Balance at beginning of period	$17,959	$18,567	$17,581	$16,980	$16,616

Charge-offs:
Commercial, financial, and agricultural	563	1,022	406	359	-
Real estate-mortgage	523	190	274	203	240
Installment loans to individuals	62	77	75	108	91
Overdraft deposit accounts	783	604	985	938	1,035
Total charge-offs	1,931	1,893	1,740	1,608	1,366

Recoveries:
Commercial, financial, and agricultural	(30)	41	13	23	19
Real estate-mortgage	69	48	27	35	22
Installment loans to individuals	71	72	108	97	89
Overdraft deposit accounts	391	274	695	404	400
Total recoveries	501	435	843	559	530

Net charge-offs	1,430	1,458	897	1,049	836
Provision for loan losses	2,350	850	1,883	1,650	1,200
Balance at end of period	$18,879	$17,959	$18,567	$17,581	$16,980

Loans outstanding	$1,777,731	$1,750,047	$1,704,800	$1,767,021	$1,719,776
Average loans outstanding	1,754,183	1,728,609	1,704,133	1,739,166	1,729,267
Allowance as a percent of loans outstanding	1.06%	1.03%	1.09%	1.00%	0.99%
Allowance as a percent of non-performing loans	134.95%	122.89%	113.55%	103.28%	86.47%
Net charge-offs (annualized) as a percent of average loans outstanding	0.33%	0.34%	0.21%	0.24%	0.19%
Net charge-offs, excluding overdraft deposit accounts, (annualized) as a percent of average loans outstanding	0.24%	0.26%	0.14%	0.12%	0.05%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	September 30 2008	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007

Nonaccrual loans	$13,709	$14,018	$15,840	$16,437	$18,896
Accruing loans past due 90 days or more	181	431	257	314	566
Previously securitized loans past due 90 days or more	100	165	255	76	176
Total non-performing loans	13,990	14,614	16,352	16,827	19,638
Other real estate owned, excluding property associated with previously securitized loans	3,332	6,164	4,192	4,163	1,091
Other real estate owned associated with previously securitized loans	417	321	148	-	405
Other real estate owned	3,749	6,485	4,340	4,163	1,496
Total non-performing assets	$17,739	$21,099	$20,692	$20,990	$21,134

Non-performing assets as a percent of loans and other real estate owned	1.00%	1.20%	1.21%	1.20%	1.23%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	September 30 2008	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007

Residential real estate	$3,636	$5,487	$3,763	$5,480	$4,500
Home equity	1,400	1,316	1,344	2,141	1,075
Commercial, financial, and agriculture	1,741	1,166	806	1,506	311
Loans to depository institutions	-	-	-	-	-
Installment loans to individuals	216	290	360	385	279
Previously securitized loans	598	632	897	1,099	948
Overdraft deposit accounts	491	485	568	612	575
Total past due loans	$8,082	$9,376	$7,738	$11,223	$7,688